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Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT

                                                                                         Doing
                                                                                        Business
              Name                                  Incorporation                          As
              ----                                  -------------                       ---------
  International Appliances Limited                   Hong Kong                          Same Name

  Beauty Biz, Inc.                                   Texas                              Same Name

  Helen of Troy (Far East) Limited,
    (formerly Helen of Troy (Services) Limited)      Hong Kong                          Same Name

  Helen of Troy (Cayman) Limited, (formerly
    International Appliances (Cayman) Limited)       Cayman Islands                     Same Name

  Helen of Troy International, B.V.                  Amsterdam                          Same Name

  Helen of Troy Limited                              Barbados                           Same Name

  Helen of Troy (Services) Limited                   Hong Kong                          Same Name
    (formerly Helen of Troy (Far East) Limited

  Helen of Troy Texas Corporation                    Texas                              Same Name

  Helen of Troy Nevada Corporation                   Nevada                             Same Name

  HOT Nevada Inc.                                    Nevada                             Same Name

  Helen of Troy L.P.                                 Texas Partnership                  Same Name

  Helen of Troy International Marketing Limited      Barbados                           Same Name

  HOT(UK) Limited                                    United Kingdom                     Same Name

  Helen of Troy GmbH                                 Germany                            Same Name